                                                                    Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 21/Amendment No. 114 to Registration Statement File Nos. 333-96519/811-03927 on Form N-6 of our report dated March 27, 2015, relating to the financial statements and financial highlights comprising each of the Investment Options of MetLife of CT Fund UL for Variable Life Insurance, and our report dated March 27, 2015, relating to the consolidated financial statements and financial statement schedules of MetLife Insurance Company USA and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the renaming of the Company, its mergers with entities under common control, and the retrospective adjustment of the consolidated financial statements for all periods presented to reflect the mergers in a manner similar to a pooling-of-interests as described in Note 3), both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 10, 2015